EXHIBIT 99.1

Advanced Healthcare Technologies, Inc., Announces New Formulation Of A Food Product Supporting The 8 Million Americans Who Suffer From Type II Diabetes, Change In Independent Auditor And Delay In Financial Reporting

SALT LAKE CITY, March 8, 2004 Advanced Healthcare Technologies, Inc. (OTC BB:AVHC.OB - News) announced today that it has begun shipment of an improved formulation of its NutraSmooth(TM) powder shake mix. The improved formulation contains a reduced level of carbohydrates, more protein and adds 7 grams of fiber per serving. NutraSmooth shakes are a "Functional Food" intended to support optimal blood sugar regulation for all persons and particularly type II diabetics.

NutraSmooth is a proprietary shake mix formulated to take advantage of developments in the understanding of blood glucose and cellular health that have allowed a better understanding of the function of glucose utilization in individuals and hyperinsulinemia, which has been shown to be a contributing factor in the development of Cardiovascular Disease, High Blood pressure and other health issues. Certain of these developments have been published in the New England Journal of Medicine under the classification of Mechanisms of Disease.

NutraSmooth is a low carbohydrate high protein drink mix with less than two grams of sugar which is naturally inherent to the ingredients of the drink mix. The proprietary sweetener is designed to be a unique time release carbohydrate that sustains energy. The NutraSmooth proprietary blend is unique because it contains no added sugar or sugar substitutes. Although a NutraSmooth shake offers support to individuals with Type II Diabetes or who are at risk to develop it, a NutraSmooth shake will also support anyone wanting a healthy meal with limited carbohydrates, particularly persons seeking to control carbohydrate and sugar intake, lose weight or boost their energy level.

Johnny Sanchez, President and CEO of Advanced Healthcare Technologies said "We believe that our NutraSmooth shake mix addresses a significant need for a very large group of individuals as evidenced by a recent report of the American Diabetes Association that 5.4 Million Americans are undiagnosed with Type II Diabetes and that an estimated 25% of the U.S. population has some blood sugar regulation problems."

Change in Independent Auditor

Advanced Healthcare Technologies' also announced that it has selected HJ & Associates, LLC as the Company's independent auditor. The decision to change auditors was made by the Board of Directors of the company and was not the result of any disagreement between the company and James E. Scheifley & Associates P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

Delay in Financial Reporting

Advanced Healthcare Technologies filed a Form 12b-25 report with the SEC on February 17, 2004 indicating that it would not be able to timely file its quarterly report on Form 10-QSB. Advanced Healthcare Technologies management believes that this report, and the financial statements related to its acquisition of NutraTek, LLC to be filed as an amendment to its report on Form 8-K filed on January 12, 2004 will be available later this month. The delay has resulted from unexpected difficulties in completing the audit of NutraTek, LLC, the change in independent auditors and integrating the financial reporting systems of NutraTek, LLC and Advanced Healthcare Technologies. The report on form 10-QSB will reflect significant changes in financial results relative to the results reported during the comparable period of the previous year as a result of the acquisition of NutraTek, LLC. The Company intends to file these reports as soon as they become available.

About Advanced Healthcare Technologies: Advanced Healthcare Technologies is a dietary and nutrition supplements company that employs the latest developments in biotechnology and the results of its own biotechnology research in the development of its products and services in the health and wellness industry.

Company Mission: "We are in the business of improving health, lifestyle and beauty through long-term and repeat sales."

Company motto: "Achieve Your Genetic Potential."

These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.

Statements regarding financial matters in this press release other than historical facts are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such statements about the Company's future expectations, including future revenues and earnings, and all other forward-looking statements be subject to the safe harbors created thereby. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the Company's actual results may differ materially from expected results.